UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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MINERAL MOUNTAIN MINING & MILLING COMPANY

(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT

MINERAL MOUNTAIN MINING & MILLING COMPANY

122 Dickinson Avenue

Toms River, NJ 08753

Tel: (732) 423-5520

To Our Stockholders:

This Notice and the accompanying Preliminary Information Statement has been filed with the Securities and Exchange Commission (the SEC”) and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders of Common Stock, par value $0.001 per share (the "Common Stock") and to the holder (the "Preferred Stockholder") of Series B Super Voting Preferred, par value $0.10 per share (the “Super Voting Preferred Stock”) of Mineral Mountain Mining & Milling Company, an Idaho corporation (the “Corporation”), in connection with corporate actions taken by the Board of Directors of the Corporation (the “Board”) and the holder of a majority of the issued and outstanding voting capital stock of the Corporation, evidenced by the one (1) outstanding share of Super Voting Preferred Stock having the power to vote with the holders of Common Stock (the “Majority Consenting Stockholders”), which actions were approved by written consent on April 30, 2019 (the “Joint Written Consent”), a copy of which is attached as Exhibit A hereto, pursuant to the provisions of the Idaho Code, Sections 30-29-821 and 30-29-1003, to:

(1)

approve the amendment of the Corporation’s articles of incorporation in order to increase in the number of authorized shares of Common Stock from one hundred million (100,000,000) shares of Common Stock to  nine hundred million (900,000,000) shares of Common Stock (the "Authorized Common Stock Share Increase"); and

(2)	approve the amendment of the Corporation’s certificate of incorporation in order to affect a name change from Mineral Mountain Mining & Milling Company to Quad M Solutions, Inc. (the “Name Change”).

The Corporation has received a written consent in lieu of a meeting of certain persons who are the holders of a majority of the Company's shares of voting capital stock, consisting of the sole holder of the Super Voting Preferred Stock (the “Super Voting Preferred Stockholder”). The Super Voting Preferred Stockholder is entitled to vote on all matters subject to a vote or written consent of the holders of the Company’s Common Stock, and on all such matters, the one (1) outstanding share of Super Voting Preferred Stock a number of votes equal to 51% of the total number of votes that all issued and outstanding shares of Common Stock and all other securities of the Company are entitled to, as of any such date of determination, voting together as a single class, on a fully diluted basis, it being the intention that the Super Voting Preferred Stockholder shall have effective voting control of the Company, on a fully diluted basis.

We have attached as Exhibit B hereto a form of the proposed Articles of Amendment to the Articles of Incorporation to implement the Authorized Common Stock Share Increase and the Name Change (collectively, the “Corporate Actions”), which were ratified and approved by the joint Written Consent pursuant to the provisions of Section 30-29-1003 of the Idaho Code. The actions to be taken pursuant to the Joint Written Consent, attached as Exhibit A hereto, shall be taken at such future date as determined by the board of directors of the Corporation (the “Board”), as evidenced by the filing of the Articles of Amendment with the Secretary of State of the State of Idaho, but in no event earlier than the 20th day after the Definitive Information Statement is mailed or furnished to the stockholders of record as of April 30, 2019.

This Information Statement contains a brief summary of the material aspects of the Corporate Actions approved by the Board of Mineral Mountain Mining & Milling Company (the "Corporation," "we," "our" or "us") and the holder of Series B Super Voting Preferred Stock, which have voting rights to vote together with the holders of Common Stock, and constitute a majority of the voting power of the Corporation’s voting capital stock.

Authorized Capital Stock

Our Articles of Incorporation, as amended, provide to authorized capital stock consisting of: (i) 100,000,000 shares of common stock, par value $0.001 (“Common Stock”), of which 68,775,733 shares are issued and outstanding; and (ii) 10,000,000 shares of preferred stock, par value $.10 per share (“Preferred Stock”), of which 818.183 shares of Preferred Stock are issued and outstanding.

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On November 5, 2018, the Board authorized and approved the issuance to our then CEO, Mr. Sheldon Karasik, one (1) share of a Series B Super Voting Preferred Voting Stock (“Super Voting Preferred Stock”) with a 51% voting designation. Upon the filing of the Certificate of Designation with the State of Idaho on March 21, 2019, Mr. Karasik, the holder of our Super Voting Preferred Stock, became immediately and automatically entitled to vote together with the holders of our Common Stock upon all matters that may be submitted to holders of our Common Stock for a vote, and on all such matters, a number of votes equal to 51% of the total number of votes that all issued and outstanding shares of Common Stock and all other securities of the Corporation, from time to time, as of any such date of determination, on a fully diluted basis. The filing with the Secretary of State of Idaho on March 21, 2019 of the Certificate of Designation for the Series B Super Voting Preferred Stock constituted an amendment to the Corporation’s Articles of Incorporation.

On March 27, 2019, the Corporation filed a Form 8-K reporting the execution and delivery of separate Share Exchange Agreements between the Corporation, on the one hand, and (i) NuAxess 2, Inc., a Delaware corporation (“NuAxess”); and (ii) PR345, Inc., a Texas corporation (“PR345”), on the other hand. In connection with these Share Exchange agreements, copies of which were filed as Exhibits 2.1 and 2.1 to the March 27, 2019 Form 8-K, the Corporation authorized and approved the issuance of: (i) a total of 400,000 newly authorized shares of Series C Convertible Preferred Stock to the majority stockholders of NuAxess and PR345; and (ii) a total of 400,000 newly authorized shares of Series D Convertible Preferred Stock to the minority stockholders of NuAxess and PR345. The Certificates of Designation applicable to the Series C Convertible Preferred Stock and Series D Convertible Preferred Stock were attached as Exhibits 99.1 and 99.2 of the March 27, 2019 Form 8-K. On April 9, 2019, the Board authorized and approved this issuance and sale to an institutional investor of 18, 182 newly authorized shares of Series E Convertible Preferred Stock for $150,000.

The Super Voting Preferred Stock and the Series C, Series D and Series E Convertible Preferred Stock are referred to collectively, as the “Preferred Stock.”

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock will be entitled to be paid out of the assets the Corporation has legally available for distribution to its shareholders on the same basis and pari passu with any shares of Preferred Stock, whether issued and outstanding at the date of respective Certificates of Designation or any subsequently authorized and issued Preferred Stock (sometimes referred to collectively, as the “Senor Securities”). The preferential rights of the holders of the Senior Securities will be paid out prior to all Common Stock (or “Junior Securities”) with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of Common Stock or any other class or series of Junior Securities or other capital stock of the Corporation that it may issue that ranks junior to the Preferred Stock as to liquidation rights. The liquidation preference shall be proportionately adjusted in the event of a stock split, stock combination or similar event so that the aggregate liquidation preference allocable to all outstanding shares of Preferred Stock and other Senor Securities immediately prior to such event is the same immediately after giving effect to such event.

This Information Statement is being sent to you, as a shareholder of record on April 30, 2019 (the “Record Date”) for information purposes only and you are not required to take any action.

By Order of the Board of Directors:

/s/ Pat Dileo
Name: Pat Dileo
Title: Chairman and Chief Executive Officer

May 2, 2019

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ACTIONS TAKEN BY THE BOARD OF DIRECTORS AND MAJORITY CONSENTING STOCKHOLDERS

ACTION I

AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT AUTHORIZED COMMON STOCK SHARE INCREASE

On April 30, 2019, the Board of Directors and Majority Consenting Stockholders, by their Joint Written Consent, approved the Authorized Common Stock Share Increase pursuant to which the number of shares of authorized Common Stock, par value $0.001, will be increased from 100,000,000 shares to 900,000,000 shares. The additional shares of Common Stock for which authorization is sought would be part of the existing class of Common Stock, if and when issued. These shares would have the same rights and privileges as the shares of Common Stock currently outstanding. Holders of the Corporation's Common Stock do not have preemptive rights to subscribe for and purchase any new or additional issues of Common Stock or securities convertible into Common Stock.

The Board of Directors believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders. The purpose of increasing the number of authorized shares of Common Stock is to have shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation:

•	conversion of convertible securities;
•	retiring convertible debt;
•	investment opportunities;
•	stock dividends or other distributions;
•	future financings and other corporate purposes; and
•	future acquisitions.

We have no present plans nor are we in any negotiations for any acquisitions, nor do we have any plans for stock dividends or distributions. Nevertheless, we contemplate issuing convertible notes in the foreseeable future to fund our operations, including those of our new, wholly-owned subsidiaries, NuAxess and PR345, as disclosed in our Forms 8-K filed on March 27, April 2 and April 24, 2019.

Background and Reasons for the Authorized Common Stock Share Increase

The Board believes that the Corporation and the Common Stock Holders will benefit from this Corporate Action to implement the Authorized Common Stock Share Increase because, at present, the Corporation has 100,000,000 shares of Common Stock authorized, 68,775,733 million shares of Common Stock issued and outstanding and approximately an additional 30 million shares of Common Stock reserved for issuance underlying: (i) an Equity Financing Agreement with Crown Bridge Partners pursuant to an effective registration statement, file no. 333-227839; and (ii) certain convertible notes. As a result, the Corporation has less than 2 million shares of authorized but unissued and unreserved shares of Common Stock available and the Board does not believe that this constitutes sufficient authorized but unissued shares of Common Stock available attract new investors, whether debt or equity and/or reserve for issuance underlying any new convertible notes intended to fund its new and existing business operations, among other uses described above. In addition, the Board believes that the Common and Preferred Stockholders of the Company will benefit from the Authorized Common Stock Share Increase because such change may allow the Company greater flexibility in pursuing acquisitions, equity investments and other opportunities to expand and grow its businesses, as reported in the Corporation’s Forms 8-K and 8-K/A filed with the SEC on March 27, April 2 and April 24, 2019.

Sections 30-29-821 and 30-29-1003 of the Idaho Code (the "Idaho Code") provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. The Idaho Code, however, requires that in the event an action is approved by written consent, a Company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Company.

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ACTION II

AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT THE CHANGE IN THE NAME OF THE CORPORATION TO QUAD M SOLUTIONS, INC.

On April 30, 2019, the Board and the Majority Consenting Stockholders executed the Joint Consent, approving the filing with the State of Idaho of the Articles of Amendment to affect the name change of the Corporation from Mineral Mountain Mining & Milling Company to Quad M Solutions, Inc.

Reasons for the Name Change

As further described under Action I above and in the Corporation’s Form 8-K filed with the SEC on March 27, April 2 and April 24, 2019, which are incorporated by reference herein, the Corporation entered into separate Share Exchange Agreements with NuAxess and PR345, pursuant to which NuAxess and PR345 became wholly-owned subsidiaries of the Corporation. In addition, the Corporation reported in its Form 8-K filed on April 24, 2019, that it had entered into a Share Purchase and Assignment Agreement with an entity controlled by Sheldon Karasik, its former Chairman and CEO, pursuant to which the Corporation transferred 75% of its equity interest in its mining subsidiaries, Nomadic Gold Mines, Inc., an Alaska corporation (“Nomadic”) and Lander Gold Mines, Inc., a Wyoming corporation (“Lander”) (the “MMMM Mining Subsidiaries”), retaining a 25% equity interest in the MMMM Mining Subsidiaries. In connection with the closing of the Share Purchase and Assignment Agreement, Sheldon Karasik resigned as Chairman and CEO of the Corporation (but continues to serve as a member of its newly constituted Board) and Messrs. Pat Dileo, Carl Dorvil and Derrick Chambers were appointed to the Board and constitute a majority of the five-person Board of Directors. In additional, Pat Dileo was appointed as CEO of the Corporation.

The purpose of divesting control of the MMMM Mining Subsidiaries, which historically were not profitable operations, was to permit the Corporation and its new management team to devote its efforts and resources to the operations of NuAxess and PR345. As reported in the Corporation’s Form 8-K filed on March 27, 2019, and specifically in the separate Share Exchange Agreements, the Corporation’s newly formed, wholly-owned subsidiaries shall be engaged in the following businesses:

                (i) NuAxess shall: (a) serve as a full service financial, employee benefit and insurance consulting company offering, either directly or indirectly, through proven third parties, innovative ways to provide employees of client companies with affordable and manageable health plans and comprehensive benefits, based upon a new system being developed throughout the country for the rapidly expanding market of small and medium-sized businesses (SMBs) which are experiencing significant problems with their existing programs, to the extent that they even provide programs because of their costs and complexities; (b) create an international professional employer association (IPEA) headquartered in San Juan, Puerto Rico, that will sponsor and provide professional outreach programs offering health insurance, healthcare and financial education to its PEO and financial services members globally; and (c) will offer these and other services to leading rural hospital providers via a proprietary program called ‘Community Health Exchanges’, which will work directly with SMB employers in rural communities providing access to private insured health plans with contracted medical services through the rural hospitals; and

                (ii) PR345, a designated minority-owned business enterprise consulting firm, shall: (a) provide specialized staffing services for a variety of professional industries including, but not limited to, medical, education, financial services, technology and hospitality, among others; (b) provide specific back office services including accounting, payroll, and a full complement of Human Resource (HR) benefits; and (c) either directly or indirectly through third-party relationships and strategic affiliations, acts as a Professional Employer Organization (PEO).

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As a result of the foregoing, and to better reflect the Corporation’s shift from that of its MMMM Mining Subsidiaries to the operations of NuAxess and PR345 and the professional services being offered by its new subsidiaries, Board approved and recommended that the Corporation’s Majority Consenting Stockholders consent to approve the filing of the Name Change Articles of Amendment to adopt the new name of Quad M Solutions. It should be noted that while the Corporate Action implementing the Name Change is subject to filing with and approval by FINRA, the trading symbol of “MMMM”) for the shares of the Corporation’s Common Stock on the OTCQB will remain unchanged after the Name Change.

Effective Date

The Corporation will need to file the Articles of Amendment to implement the Corporation Actions to affect : (i) the Authorized Common Stock Share Increase; and (ii) the Name Change, by filing with the Secretary of State of the State of Idaho the certificate of incorporation with the Delaware Secretary of State in order for the Name Change Certificate of Amendment to become effective. Under federal securities rules and regulations, we may not file the Articles of Amendment until at least 20 days after the mailing of the Definitive Information Statement to our Stockholders.

The effectuation of the Authorized Common Stock Share Increase and the Name Change is subject to filing the Articles of Amendment following such 20-day period. In addition, while the Authorized  Common Stock Share increase does not require FINRA approval, the Name Change is subject to and required the he receipt of approval from FINRA.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table lists the number of shares of Common Stock of our Corporation as of the Record Date, April 30, 2019, that are beneficially owned by (i) each person or entity known to our Corporation to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Corporation; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the rules of the SEC, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he/she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

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Name of Beneficial Owner	Common Stock Beneficially Owned (1)		Percentage of Common Stock Owned (1)
Sheldon Karasik, Former CEO and Chairman	11,500,000		16.72%
13 Bow Circle, Suite 170
Hilton Head, South Carolina 29928

Ben Porterfield	11,200,000		16.28%
Box 11527 Anchorage, AK 99511

Quest Minerals Corporation 8.14%	5,600,000		8.14%

James G. Baughman	5,131,685		7.46%
91000 E. Florida Ave, 1-201 Denver, CO 80246

Pat Dileo, CEO and Chairman	35,075,624	(2)	51.00%
122 Dickinson Avenue
Toms River, NJ 08753

Carl Dorvil, Director	-0-		0%
122 Dickinson Avenue
Toms River, NJ 08753

Derrick Chambers, Director	-0-		0%
122 Dickinson Avenue
Toms River, NJ 08753

Director and Officer (3 person)	35,075,624	(2)	51.00%

__________________

(1) Applicable percentage ownership is based on 68,775,733 shares of Common Stock outstanding as of April 30, 2019. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of April 30, 2019 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Represents one (1) shares of Series B Super Voting Preferred Stock, which is entitled to vote together with the holders of our Common Stock upon all matters that may be submitted to holders of our Common Stock for a vote, and on all such matters, the share of Series B Super Voting Preferred Stock shall be entitled to that number of votes equal to 51% of the total number of votes that all issued and outstanding shares of Common Stock and all other securities of the Company are entitled to, as of any such date of determination, on a fully diluted basis. At April 30, 2019, the Record Date, the Series B Super Voting Preferred Stock was entitled to 35,075,624 votes, representing 51% of the 68,775,733 shares of Common Stock outstanding on such Record Date.

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ADDITIONAL INFORMATION

The Corporation is subject to the filing requirements of the Exchange Act, and in accordance therewith files reports, proxy/information statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “Exchange Act Filings”) with the SEC. Reports and other information filed by the Corporation can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

We will provide without charge an information statement upon written or oral request of such person by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Such requests should be directed to the address and phone number indicated below. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

By order of the Board of Directors:

MINERAL MOUNTAIN MINING & MILLING COMPANY

122 Dickinson Avenue

Toms River, NJ 08753

Tel: 732-423-5520

May __, 2019	By:	/s/ Pat Dileo
Name: Pat Dileo
Title: Chairman and Chief Executive Officer

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EXHIBIT A

JOING WRITTEN CONSENT

OF THE BOARD OF DIRECTORS

AND

MAJORITY CONSENTING STOCKHOLDERS OF

MINERAL MOUNTAIN MINING & MILLING COMPANY

WHEREAS, the Board of Directors (the “Board”) of the Mineral Mountain Mining & Milling Company (the “Corporation”) deem it advisable and in the best interests of the Corporation and its stockholders to effectuate an increase in the authorized shares of common stock, par value $0.001 (the “Common Stock”) of the Corporation from 100,000,000 shares of Common Stock to 900,000,000 shares of Common Stock (the “Authorized Common Stock Share Increase”); and

WHEREAS, the Board further deems it advisable and in the best interests of the Corporation and its stockholders to implement a change in the name of the Corporation from Mineral Mountain Mining & Milling Company to Quad M Solutions (the “Name Change”); and

WHEREAS, in order to effectuate the Authorized Common Stock Share Increase and the Name Change, the Board deems it advisable and in the best interests of the Corporation to amend its Articles of Incorporation by the filing of Articles of Amendment with the Secretary of State of the State of Idaho.

NOW, THEREFORE, BE IT RESOLVED, that the Articles of Amendment to the Articles of Incorporation of the Corporation in the form attached hereto as Exhibit B (the “Articles of Amendment”) is hereby adopted and approved, as follows:

FURTHER RESOLVED, that, subject to the foregoing, any officer of the Corporation, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional instruments, Articles, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolution; and

FURTHER RESOLVED, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation; and

FURTHER RESOLVED , that this Joint Written Consent of the Board of Directors and Majority Consenting Stockholders shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the consenting stockholder of this Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent; and

FURTHER RESOLVED , that the undersigned, constituting the entire Board of Directors and the Majority Stockholders of the Corporation, hereby take the following actions without the formality of convening a Meeting of Stockholders in accordance with the Title 30, Chapters 20, 21 and 29 of the Idaho Code, with the same effect as if such actions were taken pursuant to resolutions presented to and adopted by the Holders of the Majority of Shares Entitled to Vote thereof, and thereby direct that this Joint Written Consent of the Board of Directors and Majority Stockholders be filed with the minutes of the meetings of the Corporation.

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EXHIBIT B

ARTICLES OF AMENDMENT

The Articles of Incorporation of this Corporation be amended to read as follows:

1. “The name of the Corporation is Quad M Solutions, Inc.” and

2. The rest of each article being amended:

Article III is amended to read as follows

"The authorized capital of the Company shall be 900,000,000 common shares of par value $0.001 and 10,000,000 shares of preferred stock of par value of $0.10, of which: (1) one share of the preferred stock shall be a Series B Super Voting Preferred Stock as set forth in the Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series B Super Voting Preferred Stock; (2) 400,000 shares of the preferred stock shall be a Series C Convertible Preferred Stock as set forth in the Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series C Convertible Preferred Stock; (3) 400,000 shares of the preferred stock shall be a Series D Convertible Preferred Stock as set forth in the Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series D Convertible Preferred Stock; (4) 25,000 shares of the preferred stock shall be a Series E Convertible Preferred Stock as set forth in the attached Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series D Convertible Preferred Stock, and (5) as to the remaining shares of preferred stock, the Directors of the Company are empowered to fix such series, classes, preferences and dividends as may be adopted in the future by the Directors."

MINERAL MOUNTAIN MINING & MILLING COMPANY

By its Board of Directors:
/s/ Pat Dileo, Chairman

/s/ Carl Dorvil, Director

/s/ Derrick Chambers, Director
Dated: April 30, 2019

Name of Majority Consenting Stockholders	Number of Voting Shares
Pat Dileo	35,075,624
Total	35,075,624
Percent	51.00

Dated: April 30, 2019

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